Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

URSTADT BIDDLE PROPERTIES INC.

ARTICLE I OFFICES

Section 1. Principal Office

The principal office of Urstadt Biddle Properties Inc., a Maryland corporation (the “Corporation”) in the State of Maryland shall be as designated by the Board of Directors from time to time. The name of the resident agent of the Corporation in the State of Maryland is Capitol Corporate Services, Inc., and the post office address of such resident agent is 3206 Tower Oaks Blvd, 4th floor, Rockville, MD 20852. The name and address of the resident agent of the Corporation in the State of Maryland may be changed by the Board of Directors of the Corporation (the “Board of Directors” or “Board”) from time to time.

Section 2. Other Offices

The Corporation may also have other offices at such locations both within and without the State of Maryland as the Board of Directors may determine or as the business of the Corporation may require.

ARTICLE II MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings

All meetings of the stockholders of the Corporation shall be held at such place in the United States as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings

The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may properly be brought before such meeting shall be held at such time on such date of each year as may be set from time to time by the Board of Directors, commencing with the year 2024. Any business of the Corporation may be transacted at the annual meeting without being specified in the notice thereof, except as otherwise provided by law.

Section 3. Special Meetings

Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the President or a majority of the Board of Directors and shall be called by the Secretary upon the written request of stockholders entitled to cast at least fifty (50) percent of all votes entitled to be cast at any such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat. Upon receipt of such request, the Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of such costs to the Corporation, the Secretary shall give notice to each stockholder entitled to notice of such meeting. No special meeting need be called upon the request of stockholders entitled to cast less than a majority of all votes entitled to be cast at such a meeting to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held during the preceding twelve (12) months. The Board of Directors shall have the sole power to fix the record date for determining stockholders entitled to request a special meeting of stockholders and the date, time and place of the special meeting.

Section 4. Notice of Meetings; Waiver of Notice; Stockholder Proposals

Written notice of the time and place of each meeting of stockholders, and the purpose of any special meeting, shall be given to each stockholder entitled to vote at or to notice of such meeting not less than ten (10) nor more than ninety (90) days before the date of such meeting, either personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder, postage prepaid, at the stockholder’s address as it appears on the records of the Corporation or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. No notice of the time, place, or purpose of any meeting of stockholders need be given to any stockholder entitled to such notice who is present at the meeting in person or by proxy, or who, either before or after the meeting, executes a written waiver of notice which is filed by the Secretary with the records of meetings of stockholders. Any stockholder proposing a nominee for election as a director or any other matter for consideration at a meeting of stockholders shall provide advance notice of the nomination or proposal to the Corporation ninety (90) days before the date of the meeting, or in the case of an annual meeting, ninety (90) days before the first anniversary of the mailing date of the notice of the preceding year’s annual meeting.

Section 5. Record Date and Closing of Transfer Books

For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive dividends or be allotted any other right, or for any other proper purpose, the Board of Directors may fix, in advance, a record date, which shall be not more than ninety (90) days before the date on which the action requiring the determination will be taken, or the Board of Directors may direct that the share transfer books be closed for a stated period, not to exceed twenty (20) days. In the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the date of the meeting. Except as otherwise provided by law, the record date may not be prior to the close of business on the day the record date is fixed. Shares of the Corporation acquired by the Corporation between the record date for any meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

Section 6. Quorum

Unless otherwise provided by law or the Articles of Amendment and Restatement of the Corporation (the “Charter”), the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at a meeting shall constitute a quorum at all meetings of stockholders. The stockholders entitled to cast a majority of the votes so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting to a date not more than one hundred and twenty (120) days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding any absence or withdrawal of any stockholder or stockholders during the meeting that has or have the effect of reducing the number of stockholders remaining in attendance at the meeting to less than a quorum.

Section 7. Proxies

At all meetings of stockholders of the Corporation, a stockholder may vote either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than eleven (11) months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest in which a proxy may be coupled includes an interest in the share to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 8. Voting

Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Unless otherwise provided by law or the Charter, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting. Candidates for election as members of the Board of Directors who receive the highest number of votes at a meeting at which a quorum is present, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the Board of Directors.

Section 9. Informal Action

Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter is filed with the records of stockholder meetings. Unless the Charter requires otherwise, the holders of any class of the Corporation’s shares other than common shares, entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders if the Corporation gives notice of the action so taken to each stockholder not later than ten days after the effective time of the action.

Section 10. Meeting by Conference Telephone

Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at the meeting.

ARTICLE III BOARD OF DIRECTORS

Section 1. Function of Directors

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which shall have and exercise all powers of the Corporation, except as conferred upon or reserved to the stockholders by law, the Charter or these Bylaws.

Section 2. Number of Directors

The Board of Directors of the Corporation shall consist of one (1) director, or such other number not more than fifteen (15), as a majority of the entire Board of Directors shall determine from time to time, but any action changing the number of directors shall not affect the tenure of any director.

Section 3. Qualification of Directors

Unless otherwise provided by law, the Charter, or these Bylaws, directors need not be stockholders of the Corporation.

Section 4. Election and Tenure of Directors

Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

Section 5. Regular Meetings

The regular annual meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of stockholders. Other regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of directors.

Section 6. Special Meetings

Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary upon the written request of a majority of the directors. Special meetings of the Board of Directors shall be held at any place in or out of the State of Maryland as the Board may from time to time determine by resolution or as shall be specified in any notice or waiver of notice of such meeting.

Section 7. Notice; Waiver of Notice

Written notice of the time and place of any special meeting of the Board of Directors shall be given to each director at least one (1) day prior thereto either by personal delivery, facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice) or other form of electronic transmission pursuant to which the director has consented to receive notice, or at least five (5) days prior thereto by mail, addressed to such director at his address as it appears in the records of the Corporation. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any director may waive notice of any meeting, either before or after such meeting, by signing a waiver of notice that is filed with the records of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8. Quorum; Manner of Acting

A majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors. If a quorum is not present at any meeting, the directors present may adjourn the meeting. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III. Unless a greater proportion is required by law, the Charter or these Bylaws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

Section 9. Action Without a Meeting; Telephone Meeting

Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by each member of the Board or committee and filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors, or any committee thereof, may participate in meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 10. Resignation and Removal

Any director may resign at any time by giving written notice of such resignation to the Chief Executive Officer or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof. Unless otherwise provided by law or the Charter, the stockholders of the Corporation may remove any director, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast generally for the election of directors.

Section 11. Vacancies

The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A vacancy occurring on the Board of Directors other than by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum. Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy which results from the removal of a director shall serve for the balance of the term of the removed director.

Section 12. Presumption of Assent

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be assumed to have assented to such action unless such director announces his dissent at the meeting and (a) such director’s dissent is entered in the minutes of the meeting, (b) such director files his written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such director forwards his written dissent, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation within twenty-four (24) hours after the meeting is adjourned. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his dissent known at the meeting.

Section 13. Compensation of Directors

By resolution of the Board of Directors, the directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. By resolution of the Board of Directors, members of special or standing committees may be paid like compensation for attending committee meetings.

ARTICLE IV COMMITTEES

Section 1. Appointment

The Board of Directors may appoint from among its members committees composed of one or more directors for such purposes and with such powers as the Board may determine. The members of any committee present at any meeting of the committee, whether or not they constitute a quorum, may appoint another director to act in the place of an absent member of the committee. The Board of Directors shall by majority vote appoint a chairman of each such committee. The appointment of any committee pursuant to this Article IV, the delegation of authority thereto, or any action by a committee pursuant to this Article IV shall not constitute, of itself, compliance by any director, not a member of the committee, with the standard of care established by law for the performance of duties of directors.

Section 2. Tenure

Subject to the provisions of Section 7 of this Article IV, each member of any committee shall hold office until the next regular annual meeting of the Board of Directors following his appointment and until his successor is designated by the Board of Directors.

Section 3. Meetings and Notices

Regular meetings of committees of the Board of Directors may be held without notice at such times and places as such committees may determine from time to time by resolution. Special meetings of committees may be called by any member thereof upon not less than one (1) day’s notice stating the place, date, and hour of the meeting, which notice may be given by telephone or in writing by personal delivery, facsimile transmission (directed to the facsimile transmission number at which a member has consented to receive notice), electronic transmission (directed to the electronic mail address at which a member has consented to receive notice), other form of electronic transmission pursuant to which a member has consented to receive notice or, at least five (5) days prior thereto by mail, addressed to a member at his address as it appears in the records of the Corporation. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. Any member of a committee may waive notice of any meeting thereof, either before or after the meeting, by signing a waiver of notice which shall be filed with the records of such meeting, or by attendance at such meeting.

Section 4. Quorum

Except as provided otherwise in Section 1 of this Article IV, a majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof. The vote of a majority of the members of a committee present at a meeting at which a quorum is present shall constitute action of the committee.

Section 5. Action Without a Meeting; Telephone Meetings

Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all of the members of the committee and filed with the minutes of proceedings of the committee. Members of committees may participate in meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 6. Vacancies

Any vacancy on a committee may be filled by a resolution adopted by a majority of the Board of Directors.

Section 7. Removal and Resignations

Any member of a committee may be removed at any time, with or without cause, by resolution of the Board of Directors. Any member of a committee may resign from the committee at any time by giving written notice to the Chief Executive Officer or Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 8. Procedure

All committees established by the Board of Directors shall keep correct and complete minutes of their proceedings which minutes shall be recorded in written form but may be maintained in the form of a reproduction, and the chairman of each committee shall report any actions taken to the Board of Directors at the next meeting thereof held after the committee meeting. The minutes of committee meetings shall be distributed to all members of the Board of Directors.

ARTICLE V OFFICERS

Section 1. Positions

The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and such other officers as the Board of Directors may appoint, who shall exercise such powers and perform such duties as are provided in these Bylaws and as may be determined from time to time by resolution of the Board of Directors. Any two or more offices may be held by the same person, except that (a) one person may not serve concurrently as both President and Vice President, and (b) any person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify any instrument required by law to be executed, acknowledged or verified by more than one officer. Officers may be directors.

Section 2. Election and Term of Office

The officers of the Corporation shall be elected at the regular annual meeting of the Board of Directors, or as soon thereafter as possible, to hold office until the next regular annual meeting of the Board and until their respective successors are elected and qualified, or until their earlier death, resignation, or removal.

Section 3. Compensation

The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors.

Section 4. Resignation and Removal

Any officer may at any time resign in the same manner provided for directors in Section 10 of Article III of these Bylaws. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office and until a successor is elected and qualifies.

Section 6. Fidelity Bonds

The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VI INDEMNIFICATION

Section 1. Indemnification and Advancement of Expenses

The Corporation shall indemnify, to the fullest extent permitted by the laws of the State of Maryland, any present or former director or officer of the Corporation, or any person who serves or served as a director, officer, partner, limited liability company member or manager, director, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan at the request of the Corporation (each such person, an “Indemnitee”), who, by reason of such position, was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative; provided, however, that the Corporation shall not be required to indemnify a person in connection with an action, suit or proceeding initiated by such person unless the action, suit or proceeding was authorized by the Board of Directors of the Corporation.

Section 2. Non-Exclusivity of Indemnification Rights

The rights of indemnification set out in this Article VI shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, these Bylaws, a resolution of the stockholders or Board of Directors, any other agreement with the Corporation, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

ARTICLE VII SHARES

Section 1. Transfer of Shares

Transfer of shares of the Corporation shall be made only on its share ledger. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation.

Section 2. Issuance of Shares

The Board of Directors may from time to time authorize the issuance of additional shares or securities convertible into shares. Prior to each such issuance the Board of Directors shall adopt a resolution which authorizes the issuance and sets the minimum consideration for which such shares or convertible securities are to be issued, or a formula or method pursuant to which the same is to be determined, including a fair description of any consideration other than money. In the absence of actual fraud in the transaction, the minimum consideration so fixed by the Board of Directors shall be conclusive for all purposes. The actual value of consideration to be received by the Corporation, as determined by the Board of Directors, upon the issuance of additional Common Shares shall be not less than the par value thereof. For the purposes of this Section, the consideration for which shares are issued as share dividends is the resulting capitalization of surplus, and at the time the dividend is paid, the Corporation shall transfer from surplus to stated capital an amount at least equal to the aggregate par value of the shares to be issued. Unless otherwise required by law, no vote of the stockholders of the Corporation shall be required for the issuance of additional shares or securities convertible into shares.

Section 3. Books and Records; Share Ledgers

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The Corporation shall maintain a share ledger containing the names and addresses of the stockholders of the Corporation and the number of shares of each class held by each stockholder, and an original or duplicate of the share ledger shall be kept at the principal office of the Corporation, or at such other place as the Board of Directors may determine. The books and records of the Corporation’s accounts and transactions and the share ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.

Section 4. Dividends

The Board of Directors may declare dividends on the shares of the Corporation, which may be paid in cash or the Corporation’s shares in accordance with applicable law. No dividend may be declared or paid if, after giving effect to the distribution, the Corporation would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business or the Corporation’s total assets would be less than the sum of the Corporation’s total liabilities plus the amount that would be needed, if the Corporation were dissolved at the time of the distribution, to satisfy all preferential rights upon dissolution superior to the preferential rights of those receiving the distribution.

Section 5. Registered Stockholders

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Maryland.

Section 6. Exemption from Control Share Acquisition Act

The acquisition of any shares of the Corporation’s shares by existing or future stockholders of the Corporation or their affiliates or associates is hereby approved for all purposes of, and exempted from, the Maryland Control Share Acquisition Act, §§3-701 to 3-710 of the Maryland General Corporation Law, and the Maryland Control Share Acquisition Act shall not apply to the voting rights of such shares of the Corporation.

ARTICLE VIII MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2. Seal

The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Seal” and “Maryland,” and shall be in such form as shall be approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, or otherwise reproduced.

Section 3. Amendments

These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, by the vote of a majority of the entire Board of Directors and the power to alter, amend, and repeal these Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors.